Satzung	Articles of Association
der	of
Spark Networks SE	**Spark Networks SE**
1. Abschnitt. Allgemeine Bestimmungen	**Section 1. General Provisions**
§ 1 **Rechtsform; Firma, Sitz und Geschäftsjahr**	**§ 1** **Legal Form; Corporate Name, Registered Office and Financial Year**
(1) Die Gesellschaft hat die Rechtsform einer Europäischen Gesellschaft (*Societas Europaea, SE*) und führt die Firma	(1) The Company has the legal form of a European company (*Societas Europaea, SE*) and has the corporate name
Spark Networks SE.	**Spark Networks SE.**
(2) Sitz der Gesellschaft ist München, Deutschland.	(2) The registered office of the Company is in Munich, Germany.
(3) Das Geschäftsjahr der Gesellschaft ist das Kalenderjahr.	(3) The financial year of the Company is the calendar year.
§ 2 **Bekanntmachungen; Informationsübermittlung**	**§ 2** **Notices; Conveyance of Information**
(1) Die Bekanntmachungen der Gesellschaft werden ausschließlich im Bundesanzeiger veröffentlicht, sofern das Gesetz nicht etwas anderes bestimmt.	(1) The notices of the Company shall only be published in the Federal Gazette (*Bundesanzeiger*), unless specified otherwise by law.

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§3 Gegenstand des Unternehmens (1) Gegenstand des Unternehmens Ist die Beteiligung an und die Gründung sowie die Leitung von Unternehmen oder die Verwaltung von Be- telligungen an Unternehmen sowie die Bereitstellung von Verwaltungs- und Holdingsfunktfonen für diese Beteiligungsunternehmen, die in folgenden Geschäftsfeldern oder Teilbereichen davon tätig sind: der Betrieb und die Erbringung von Onllnediensten in den Bereichen Partnervermittlung, Datlng und Kontaktanbahnung; §3 Object and purpose ofthe Company (1) The object and purpose of the Company is the Investment in äs weil äs the establishment and managing of companies or the administration of equity interests in companies äs weil äs the Provision of administrative and holding functions for |ts affiliated companfes (hat operate [n the following business areas or parts thereof: the Operation and the Provision of sen/ices in particular in the areas of matchmaking, dating and contad initiation; W12-S33Qvl riiUrtut. A. roeu. l»4un<Miht«wurtwu. N t. uinit—ruiiitmruiuaai die Enhvicklung, der Betrieb und das Vermarkten von Software, die Wartung von Kontakt- netzwerken, das Design und die Herstellung von Computer- Programmen zur Datenver- arbeitung und -Verfolgung; the development. operaüon and markettng of Software, main. tenance of networks of contacts, deslgn and creiation of Computer programs Tor data processing and tracking; das Oesign und die Errichtung von Homepages und Internet- serten, Kommunikatfonsdiensten und Unterhaltungsdiensten; the design and creaüon of homepages and interne» web sites, communicatfon Services and entertalnment servtces; das Veranstalten und Durchführen von gesellschafr lichen Events, Werbungs- und Vermarktungsdiensten und E- Commerce Tätigkeit. the arranging and conductlng of social events, advertlsing and marketing Services and e-commeroe actlvfty. Ausgenommen sind Tätigkeiten, die einer Erlaubnlspflicht nac^i dem Kapltalanlagegesetzbuch (KAGB) oder dem Kredltwesengesetz (KWG) unterliegen. (2) Die Gesellschaft kann in den genannten Geschäftsfeldem auch selbst tätig werden. Die Geseüschaft Ist berechtigt, alle Geschäfte und Ma&nahmen vorzunehmen, die mit den vorstehenden Tätigkeitsgebieten in Zusammenhang stehen oder sonst geeignet sind, dem Gesellschafts- zweck unmittelbar oder mittelbar zu dienen Activiäes wh(ch requlre approval under the Capital Investment Code (KAGB) or the Banklng Act (KWG) are excluded. (2) The Company is entitted to carry out itself activitles and operations In the aforementtoned IInes of buslness. The Company is entitted to carry out all transactions and actions which are related to the aforementioned lines of business or otherwise appropriate to serve directly or fndlrectty the objects of the Company. Za

(3) W (3) unä^BetriebsstStten (m in- und Ausfand errichten, andere Unteroehmen im ln."uni A"sland. 8rün<ten- «weAen oder sich "an Ihnen beteiligen eowfe wtohe Unternehmen' Idten. Der Untemehmw8gegen8tend"von Tochter- und BeteiKgungsüntemehmen darf auch Gegewtfindti außeriialb der Grenzen desAt»safeE (l)umfeB sen. Die Geselfechaft kann ihre Tätigkeit auf einen oder_ ein2e"» der <n Absatz (1) genannten Geigenstände beschränken. Dte Geseflschaft (st ferner berechtigt. Ihre Ta keit anz oder telhwise mittelbar durch. ^Company may ̂ establteh branch s In ' and abroad, may. estabtfeh or P^cha^other Cortpanies in Gennan'y S^ad^or hoM -Partidä"8 Inand manage such'othw corn.panfes- the bu8(nws Purposo"rf subsld»aries and compwtw in whteMhe Company holds a parttdpaBng interest mey also Indude (bies o/buslnesa other .than those nefierenced to In para. (1). Th9 Company may limft Ks busln&s acttvfty to one or sewrel ofthe llnesof business refepenoed to in para. (l). The Company further is enätteä to cany out te busfness act Inwholfeorfn' »«12-3032.030VI .A.ns^n^n<uw^artAff»,>hi»««, tiw^uui

Tochter-, BeteUjgungs- und Gemeinschateunteinetmen . aualuüben. sfe tenn Insbesondere (hren Betrieb ganz oder tettwelse an von Ihr abhängige Untertiehmen Obertassen unä/oöw ganz oder telhweise auf von Ihr abhä^ige Unternehmen ausgliedern. Sie kann sieh audi auf dte TSägkeit einer gwchfifteteitenden Hotellng und/oder dte sonstige Verwaltung eigenen Vermögens beschränken. Indlrecüy. flwough subsldlaries, through ooftipaniäs in whfch the Company holds a patidpding (ntwBst ahd throughjoW ventures. In partcular, tt may transfer and/orspfn offlts operaBons In whote or in part to companles controlled by ttie Company, The Company may also Ibnlt tts buslness to acäng es a manaölng holding Company and/or restrict Itseif to adminjstering te own assets. ?i A«??tf»nWT Grundka^^. 1, ^^fc^ SWWWf, ?h?ra Canlta», ̂ p^ §4. 84 Höheund EInteUvng de. Grundkapltats Amountsnd SubdMaton oTthe Share Capttal (l) Das Grundkapital der Gesellschaft beträgt EUR 2.661.385,00 (in Worten; zwei Millionen sechshundertelnundsechzig- tausend dreihundertfünfundachtzig Euro). (l) The share capital ofthe Company amounts to EUR 2,661,385.00 (in words; Euro two million slx hundred sixty one thousand three hundred eightyflve). {2} Das Grundkapital ist eingeteilt in 2. 661. 385 auf den Namen lautende Stückaktien. (2) The share capital of the Company is subdivided into 2,661,385 reglstered no-par value shares

(3) Der Verwaltungsrat ist ermächtigt, das Grundkapital der Gesellschaft bis zum 31. Oktober 2022 (einschließlich) gegen Bar- und/oder Sacheinlagen eirtmaltg oder mehrmals um insgesamt bis 2U EUR 593.481,00 durch Ausgabe neuer auf den Namen lautender Stückaktien zu erhöhen (Genehmigtes Kapital 2017). Der Verwaltungsrat ist ermächtigt, den weiteren In- halt der Aktienreehte und die Bedingungen der Aktienaus- gaöe festzulegen. Dabei karm die Gewhmberecktigung der neuen AWen auch abwei- chend von § 60 Abs. 2 AktG ctusgestoStet werden; die neuen Aktien können insbe- simdere auch mit Gewtnnbe- rechtigung ab Beginn des ih- rer Ausgabe vorangehenden Gesch^ftsfahres ausgestattet werden, wefm im Zeitpunkt der Ausgabe der neuen Aktien ein Oewiiwverwendungsbe- schluss der Hmytwrsamm- limg über den Gewinn dieses Geschäftsjahres noch nicht gffasst worden ist. (3) The Administrative Board is au- thorized, to tncrease the Compan/s share capital on one' or more ocüisions on or before October 31, 2022, by not more than in total EUR 593,481.00 in return for contributfons in cash and/or in kind, by issuing new registered no-par value shares (Authorized Capltal 2017). The Administrative Board is authorized to define the further content ofthe shareholder rigfüs and the terms and condttians for the new steck issuartce. Thereby, the profil participation rfghts ofrhe new shares mqy be determined in dewiation from section 60 (2) of the Germeaz Stock Corporation Act: inpartiwlar, the new shares may carry proßt participation rightsß-om the beglmiitig ofthe ßsccd yecar preceäing thetr issu- wwe pravided thctt the share- holders' meeting hos not cäready resohedon the proflt partictpa- tionfor suehßsccüyear when the new shares ccre issued Den Aktionären ist grundsätz- lich das gesetzliche Bezugs- recht emfdie neuen Aktien zu gewähren. Das Bezugsrecht ftann detbei auch gam oder teilweise als nüttelbares Be- zugsrecht im Sinne von § 186 Abs. 5 Satz l AktG ousgestal- tet werden. As a rule, the shareholders shall be granteäthe statutory preemp- ttve rights to the new shares. The preempttve rights can also be granted by -wey of indirect preempttve rights -within the mecsrüng qfsection 186 (5) sen- tence l ofthe Germern Stock Cor- porcitionAct. #№12. 3032<33ad A.wnna i»<BU(»n<u<ianh*iimi l

Das Bezugsrecht der Aktionäre bei Ausnutzung des Genehmigten Kapitals 2017 unterliegt jedoch folgenden Beschränkungen:

a) Das Bezugsrecht der Aktionäre ist bei Kapitalerhöhungen gegen Bareinlagen ausgeschlossen, wenn die Aktien unter Bezugnahme auf diese Bestimmung zu einem Preis ausgegeben werden, der den Börsenpreis der bestehenden Aktien der Gesellschaft nicht wesentlich unterschreitet und die in Ausnutzung dieser Ermächtigung zum Bezugsrechtsausschluss ausgegebenen Aktien insgesamt 10 % des Grundkapitals nicht überschreiten, und zwar weder im Zeitpunkt des Wirksamwerdens noch im Zeitpunkt der Ausübung dieser Ermächtigung. Als Börsenpreis gilt auch der Preis eines an der NYSE American LLC notierten American Depository Shares („ADS"), multipliziert mit der Anzahl der ADSs, die eine Aktie repräsentieren.

However, the shareholders' preemptive rights are subject to the following restrictions when utilizing the Authorized Capital 2017:

a) The shareholders' preemptive rights are excluded with respect to capital increases against cash contributions provided that the shares are issued, with reference to this provision, at an issue price which is not substantially below the stock exchange price of the existing shares of the Company and that the shares issued under this authorization for the exclusion of preemptive rights in total do not exceed 10% of the registered share capital, namely neither at the time this authorization becomes effective nor at the time of the utilization of this authorization. The term "stock exchange price" may also refer to the price of an American Depository Shares ("ADS") listed on the NYSE American LLC, multiplied by the number of ADSs representing one share.

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b) DasßessugsrechtderAh- tionäre isst ferner bei Ka- pita!erhöhungen gegen Bar- wid/oder-Sfwhefn-, kigen ausgeschlossen, wenn &e neuen Aktien wtfer Bezugnafaw ai<f ^sse Besttmmiftg im Rahnen wn Beteili- gwngs- oder Vergüfmy- progrcanmen bsw, Setei- Ugungs- oder Yergü- tungsifstrumenten an Personen. <ße in einem Arbeits- oder Anstel' Itingsverhältfüs zur Ge- sellschqft oder zu einem von ifv abhängigen oder in ihrem (mittelbaren) Mehrheitsbesitx stehen- den Unternehmen ste- hen, oder an gesch^fts- ftlhrende Direktoren der (Sesellsehqft vnd/oder Mitglieder von Ge- schäft^fithnmgen von abhängigen oder im (mittelbaren) Mefvheits- besitz stehenden Unter- nehmen ochr. an Dritte, die diesen Persomn das wirtschaftliche Eigen- turn und/oder die •wfrt- schcfftlichenFrQchte aus den Aktien Sberlassen (insbesondere oucA durch Lieferung von ADSs), wsgegeben wer- den sollen. Die neuen AKtfen können an die ge- normten Personen dabei insbesondere auch zu ei- nern vergünstigten Aus- ga&ebetrag ftnsbesem- b) TTie sharekolders'preewp- tiw rights are fio^her ex- chide<lwith respeot to cap- ital tncreevses against can' tributions in cash muVor in än4 ifthe. new shves, with rvference to üiü provislon. shall be isswd in.the con- text ofemployeepartlcipa- lion cmä/or remwwation programs or instrwnents to employees ofthe Company or conyxmies controlled by the Conywy ar coifywnies in whlch the Cojnpcmy holds an ffndirect) nu^orüy interest, or to Memaging Directors ofthe Cowywny and/or to members ofthe maw^ement ofconycmies corürolled by the Cimywny ar companies in which the Company Iwlds an ftndi- rect) mcfforlty interest or to fhlrdparties -which trfmsfer the economic property /wirtschaftliches Eigen- tua^ andfor the eeonomic benefltsjrovi ffw shcwes to . the mentioned persow fln- cluäing, tn partieulw, ty delivertng ADSs). 7%c new shares mcy, in pctrtleidar, also be issued to the men- tlonedpersons cffi a redwxd fssue price ffndzuüng, tn parücular, at the lawest is- suepricepermiss&le under section 9 parcL l of the Öerman Stock Corporation Act) cmd/or agcünst contri- toft'on o/" remuneratiofi elaims w stmllar Claims. ftUlM032>S3iQ«1 A.roua»4»iati

<fere ciuch zum gertngs- ten Äusgabebeirag un Sinne des $9 Abs. l ^tG) unä/oSer gegen Einbringung von Vergü-. ivngs-. oder eßwdichen ^wprüchen ausgegeben werfien. Die neuen Ak- tien können ferner auch unter Zwlschenwhal- tung eines Kredütnsti- tuts oder eines nach § 53 Abs. I Satz l oder § 53b ^bs. l Sats l oder Abs. 7 KtfV tätigen Untemeh- mens ausgegeben wer- den, das diese Aktien mit der Vefj^llchtung über- nimmt, sie bzw. ADSs, die Affien repräsentie- ren, an die vorstehend genannten Personen su li^ßrn bzw. ihnen anzu- bieten. Die in Avsfwt- zung dieser Bnnächti- gifftg zum Bemgsrechts- awscMiiss ausgegebe- mn Aktien dürfen insge- samilOKdesOrundka- pltals nicht üb'erscfrel- • ten, wvä swar -wedw im . Zei^unfo des Wlrksam- werdfew nych im Zeit- punkt derAvsübuns die- ser Ermächtigung. Fwthemwre, the new shares mey also be issued ffircwgh a aredü institutfon W a ewiywy öperattng in accordawe wühsection 53 (l) sentence l or section 53b (l) sentence l ar(7)of the Oerman Bcmtdng Act <K1VG} whlch asswnes these shgres subfect to an Obligation to Oliver or of- fer them or ADSs repre- senting the shwes to the persons mentiofwd above. Tke shca-es issueet' vnäer <%te authoriscttion far the exclvsion of preempttve rtghts mcy in total mt ex- wedJOy» ofthe registered share capital, namely nei- ther tu the time this avthör' ization becomes effective nor at the time ofihe utlli- zation ofthfs auüwrization. Der Verwaltimgsrat ist darüber hiiwus ermäch- tigt. ctosSesussrechtder Aktionäre (auch in Kom- bination mit einem Be- zugsrechtsausschluss nach vorstehend Ut. e) und/oder Ut. b)) nach näherer Maßgabe der folgenden Besftmmun- .gen auch in folgenden f'äilen •auszuse/Seßen,' c) Furthermore, the Ädmüiis- trattve Board is (wthorized, subject fo the foWcwtng provisions. to excbtde the shea-eholders' preemptive rights Calso by combinivg svch exdlisions with an ex- clusion of' preenyitfve rights accorälng to Zu. a) tmä/or lit, b) above) also in thefoHawiry cases: \

^- i. Der Yerwaltungsrat ist ermächligt, Spit- zenbeträge wm Be- zugarecht der 'Aktio- märe auszwiehmen vnd das ßesvgsrecht der Ahion^-e auch Insoweit ccuszuschlie- ßen, -wie dies erfor- derlfchist. vmdenln- habem bzw. Gläubi- ^em von Wondhmgs- oder Optionsreehten aus Wandel- oder Qptiofuschuldver- sehreibungen, die von der OeseHschaft oder einem in- oder aus- ländlichen Vntemeh- mw, an dem die Ge' Seilschaft wimiitelbar oder mittelbar mit der Meh-heü der Stirn- menwi3räes Kcpifals beteiligt ist, ausgege- ben vhwiw oder wer- den, bzw, den hieraus im Falle eines eige- nen Wcmdlungsrechts der Oesellschsft Ver- pflichteten ein Be- zugsrecht in dem Um- fcms m gewähren, •wie es ihnen nach Ausübung der Wand' lungs- oder Options- rechte bsw. nach &- fiülung einer Wand- Jwtgs- oder Optiow- pflieht zustünde. /. The Athünistratfve Board is auüwrized to exclude. the sherehold' ers' preenyttve rights regardfng jractional • ammoüs cmd also to ex- clude the shareholders' preempttve righfs to tke extent it is reqvired in or<fer ta gränt to holders or credttors, respec- tfvely, ofwnversim ar Option rtghts ccttcshed to convertible and/or ap- tion bands. ihat are ar were issued by the Com- pcsiy or a ncctiondl or foreign svbsidlary in which the Compccry ei- ther directfy m indi' rectty holds a majority in tenns ofvoting rights fmd capüal, or, in ease of an wwn conversion rtght ofthe Conyany, to holders or creditors, re- specttvely, belng obll- gated thereby, preemp- Ifve rights to tfie extenl they would be entiüed to t^ier exercisin^ the con- Version or optton rights or öfter ßäfilUng a con- Version or Option obli- gation, respecttvety. M8l2-3032-S330vI lA.nnmunäiu»

il. Ser Vffiwed!Ko^sr<ü. ist ferner ermäeh- tigt, bei Stpftoler- SacheMctgen-^tns- befonäere mfn ^vessk <ks £rww6s 'von Ui^ersehmen, URtef»ehme«steflen oder BetSWgungen m'Vntem^meh, im Kahmen von Ünter- nelsne'Rszvscanmen- schlössen' und/oder zum Z-wecke des Er- •werbs sonstiger Vermögensgegen- stände einscfüieß- lich Sechten unä Fordenmgen - das Sesugsreüht der Ak- tionäre ouszftschlie- ßen. . ft Ädäittow^fy, the M- mtnistrceSw Soca-d is aütlwHswI to exdude the shorefioldaf-f' yewyÜM rfg^tf yft^» inereeat^ Ihe share cepital *i exchmge for contrüwtiow in Ünä, in poytiwlto- № acgutre cospwües, parts of consievües or sfuyp- AoAäivgT, ̂ ffie contoct af jtitnt ventwes and mergers and/or for the ptapose of acgutring orker assets tmluding rights omd elaims, »WitWsa^amvi. >t. *. reti!iBi»<»adBW 10

(4) Der Verwaltungsrat ist ermächtigt, das Grundkapital der Gesellschaft bis zum 28. Juli 2025 gegen Bar- und/oder Sacheinlagen einmalig oder mehrmals um bis zu insgesamt EUR 266. 138,00 (in Worten: zweihundertsechsundsechzig- tausendeinhundert-achtunddreißig Eure) durch Ausgabe von bis zu 266. 138 neuen, auf den Namen lautenden Stückaktien zu erhöhen (Genehmigtes Kapital 2020/1). Der Verwaltungsrat ist ermächtigt, den weiteren Inhalt der Aktienrechte und die Be- dingungen der Aktienausgabe festzulegen. Dabei kann die Gewinnberechtigung der neuen Aktien auch abweichend von § 60 Abs. 2 AktG ausgestaltet werden; die neuen Aktien können insbesondere auch mit Ge- winnberechtigung ab Beginn des ihrer Ausgabe vorangehenden Geschäftsjahres ausgestattet werden, wenn im Zeitpunkt der Ausgabe der neuen Aktien ein Gewinnver- wendungsbeschluss der Hauptversam- mlung Ober den Gewinn dieses Geschäfts- Jahres noch nicht gefasst worden ist. Den Aktionären ist grundsätzlich das gesetzliche Bezugsrecht auf die neuen Aktien zu gewähren. Das Bezugsrecht kann dabei auch ganz oder teilweise als mittelbares Bezugsrecht im Sinne von § 186 Abs. 5 S. 1 AktG ausgestaltet werden. Das Bezugsrecht der Aktionäre bei Ausnutzung des Genehmigten Kapitals 2020/1 unterliegt jedoch folgenden Beschränkungen: a) Der Verwaltungsrat ist ermächtigt, das Bezugsrecht der Aktionäre bei Kapital- erhöhungen gegen Bareinlagen aus- zuschließen, wenn die Aktien unter Bezugnahme auf diese Bestimmung zu einem Preis ausgegeben werden, der den Börsenpreis der bestehenden Aktien der Gesellschaft nicht wesentlich unterschreitet und die in (4) The Administrative Board is authorized to increase the Company's share capital on or before 28 July 2025 by not more than in total EUR 266,138.00 (in words: two hundred sixty-six thousand one hundred thirty-eight Euro) by issuing up to 266, 138 new registered no-par value shares on one or several occasions against contributions in cash and/or in kind (Authorized Capital 2020/1). The Administrative Board is authorized to define the further content of the shareholder rights and the terms and conditions for the new stock issuance. Thereby, the profit participation rights of the new shares may be determined in deviation from See. 60 (2) German Stock Corporation Act; in particular, the new shares may carry profit participation rights from the beginning of the fiscal year preceding their issuance provided that the General Meeting of Shareholders has not yet resolved on the profit participation for such fiscal year when the new shares are issued. As a rule, the shareholders shall be granted the statutory subscription rights to the new shares. The subscription rights may also be fully or partially granted by way of indirect subscription rights within the meaning of See. 186 (5) sentence 1 German Stock Corporation Act. However, the shareholders' subscription rights are subject to the following restrictions when utilizing the Authorized Capital 2020/1; a) The Administrative Board is authorized to exclude shareholders' subscription rights with respect to capital increases against cash contributions provided that the shares are issued, with reference to this Provision, at an issue price which is not substantially below the stock exchange price of the existing shares of the Com an and that the shares

Ausnutzung dieser Ermächtigung zum Bezugsrechtsausschluss ausgege- benen Aktien insgesamt 10% des Grundkapitals nicht überschreiten, und zwar weder im Zeitpunkt des Wirksam- Werdens noch im Zeitpunkt der Ausübung dieser Ermächtigung. Als Börsenpreis gilt auch der Preis eines an der NYSE American LLC notierten American Depository Shares („ ADS "), multipliziert mit der Anzahl der ADSs, die eine Aktie repräsentieren. Auf die Begrenzung von 10% des Grund- kapitals ist der anteilige Betrag des Grundkapitals anzurechnen, (i) der auf Aktien entfällt, die während der Lauf- zeit des Genehmigten Kapitals 2020/1 aufgrund einer Ermächtigung zur Veräußerung eigener Aktien gemäß §§ 71 Abs. 1 Nr. 8 S. 5, 186 Abs. 3 S. 4 AktG unter Ausschluss eines Bezugsrechts veräußert werden; (ii) der auf Aktien entfällt, die zur Be- dienung von Bezugsrechten oder in Erfüllung von Wandlungs- bzw. Optionsrechten oder -pflichten aus Wandel- und/oder Optionsschuldver- Schreibungen, Genussrechten und/ oder Gewinnschuldverschreibungen (bzw. Kombinationen dieser Instru- mente) (zusammen „Schuldverschrei- bungen") ausgegeben werden, sofern die entsprechenden Schuldverschrei- bungen wahrend der Laufzeit des Genehmigten Kapitals 2020/1 in entsprechender Anwendung von § 186 Abs. 3 S. 4 AktG unter Ausschluss des Bezugsrechts der Aktionäre ausge- geben werden; sowie (iii) der auf Aktien entfällt, die während der Laufzeit des Genehmigten Ka- pitals 2020/1 auf der Grundlage anderer Kapitalmaßnahmen unter Ausschluss des Bezugsrechts der AKtlonare in ents rechender An- issued under this authorization for the exclusion of subscription rights in total do not exceed 10% of the registered share capital, neither at the time this authorization becomes effective nor at the time of the utilization of this authorization. The term "stock exchange price" may also refer to the price of an American Depository Share ("ADS") liste'd on the NYSE American LLC, multiplied by the number ofADSs representing one share. The 10 % share capital limit shall include the proportionate share capital amount attributable to (i) shares sold during the term ofthe Authorized Capital 2020/1 on the basis of an authorization to seil treasury shares pursuant to Sees. 71 (1) No. 8 sentence 5, 186 (3) sentence 4 German Stock Corporation Act under exclusion of subscription rights; (ii) shares that are issued to fulfill subscription rights or conversion or Option rights or obligations arising from convertible bonds and/or bonds with warrants, profit participation rights and/or participating bonds or bonds with warrants or a combination ofthese Instruments (collectively "bonds"), provided that the corresponding bonds are issued during the term of the Authorized Capital 2020/1 in analogous application of See. 186 (3) sentence 4 German Stock Corporation Act under exclusion of shareholders' subscription rights; äs weil äs (iii) shares issued during the term of the Authorized Capital 2020/1 on the basis of other capital measures excluding shareholders' subscription rights in analogous application of See. 186 (3) sentence 4 German Stock Corporation Act.

wendung von § 186 Abs. 3 S. 4 AktG ausgegeben werden.	
b) Der Verwaltungsrat ist ferner ermächtigt, das Bezugsrecht der Aktionäre bei Kapitalerhöhungen gegen Bar- und/oder Sacheinlagen auszuschließen, wenn die neuen Aktien unter Bezugnahme auf diese Bestimmung im Rahmen von Beteiligungs- oder Vergütungsprogrammen bzw. Beteiligungs- oder Vergütungsinstrumenten an Personen, die in einem Arbeits- oder Anstellungsverhältnis zur Gesellschaft oder zu einem von ihr abhängigen oder in ihrem (mittelbaren) Mehrheitsbesitz stehenden Unternehmen stehen, oder an geschäftsführende Direktoren der Gesellschaft und/oder Mitglieder von Geschäftsführungen von abhängigen oder im (mittelbaren) Mehrheits-besitz stehenden Unternehmen oder an Dritte, die diesen Personen das wirtschaftliche Eigentum und/oder die wirtschaftlichen Früchte aus den Aktien überlassen (ins-besondere auch durch Lieferung von ADSs), ausgegeben werden sollen. Die neuen Aktien können an die genannten Personen dabei insbesondere auch zu einem vergünstigten Ausgabebetrag (insbesondere auch zum geringsten Ausgabebetrag im Sinne des § 9 Abs. 1 AktG) und/oder gegen Einbringung von Vergütungs- oder ähnlichen Ansprüchen ausgegeben werden. Die neuen Aktien können ferner auch unter Zwischenschaltung eines Kreditinstituts oder eines nach § 53 Abs. 1 S. 1 oder § 53b Abs. 1 S. 1 oder Abs. 7 KWG tätigen Unternehmens ausgegeben werden, das diese Aktien mit der Verpflichtung übernimmt, sie bzw. ADSs, die Aktien repräsentieren, an die vorstehend genannten Personen	b) The Administrative Board is further authorized to exclude shareholders' subscription rights with respect to capital increases against contributions in cash and/or in kind, if the new shares, with reference to this provision, shall be issued in the context of employee participation and/or remuneration programs or instruments to employees of the Company or companies controlled by the Company or companies in which the Company holds an (indirect) majority interest, or to Managing Directors of the Company and/or to members of the management of companies controlled by the Company or companies in which the Company holds an (indirect) majority interest or to third parties which transfer the economic property (wirtschaftliches Eigentum) and/or the economic benefits from the shares to the mentioned persons (including, in particular, by delivering ADSs). The new shares may, in particular, also be issued to the mentioned persons at a reduced issue price (including, in particular, at the lowest issue price permissible pursuant to Sec. 9 (1) German Stock Corporation Act) and/or against contribution of remuneration claims or similar claims. Furthermore, the new shares may also be issued through a credit institution or a company operating in accordance with Sec. 53 (1) sentence 1 or Sec. 53b (1) sentence 1 or (7) German Banking Act (KWG) which assumes these shares subject to an obligation to deliver or offer them or ADSs representing the shares to the persons mentioned above. The shares issued under this authorization for the exclusion of

zu liefern bzw. Ihnen anzubieten. Die in Ausnutzung dieser Ermächtigung zum Bezugsrechtsausschluss ausgegebenen Aktien dürfen insgesamt 10 % des Grundkapitals nicht überschreiten, und zwar weder im Zeitpunkt des Wirksamwerdens noch im Zeitpunkt der Ausübung dieser Ermächtigung.	subscription rights may in total not exceed 10% of the registered share capital, namely neither at the time this authorization becomes effective nor at the time of the utilization of this authorization.
c) Der Verwaltungsrat ist darüber hinaus ermächtigt, Spitzenbeträge vom Bezugsrecht der Aktionäre auszunehmen und das Bezugsrecht der Aktionäre auch insoweit aus-zuschließen, wie dies erforderlich ist, um den Inhabern bzw. Gläubigern von Wandlungs- oder Optionsrechten aus Wandel- oder Optionsschuldverschreibungen, die von der Gesellschaft oder einem in- oder ausländischen Unternehmen, an dem die Gesellschaft unmittelbar oder mittelbar mit der Mehrheit der Stimmen und des Kapitals beteiligt ist, ausgegeben wurden oder werden, bzw. den hieraus im Falle eines eigenen Wandlungsrechts der Gesellschaft Verpflichteten ein Bezugsrecht in dem Umfang zu gewähren, wie es ihnen nach Ausübung der Wandlungs- oder Optionsrechte bzw. nach Erfüllung einer Wandlungs- oder Optionspflicht zustünde.	c) Furthermore, the Administrative Board is authorized to exclude the shareholders' subscription rights regarding fractional amounts and also to exclude the shareholders' subscription rights to the extent required in order to grant to holders or creditors, respectively, of conversion or option rights attached to convertible and/or option bonds, that are or were issued by the Company or a national or foreign subsidiary in which the Company either directly or indirectly holds a majority in terms of voting rights and capital, or, in case of an own conversion right of the Company, to holders or creditors, respectively, being obligated thereby, subscription rights to the extent they would be entitled to after exercising the conversion or option rights or after fulfilling a conversion or option obligation, respectively.
d) Der Verwaltungsrat ist ferner ermächtigt, bei Kapitalerhöhungen gegen Sacheinlagen – insbesondere zum Zweck des Erwerbs von Unternehmen, Unternehmensteilen oder Beteiligungen an Unternehmen, im Rahmen von Unternehmenszusammenschlüssen und/oder zum Zwecke des Erwerbs sonstiger Vermögensgegenstände einschließlich Rechten und Forderungen – das Bezugsrecht der Aktionäre auszuschließen.	d) Additionally, the Administrative Board is authorized to exclude the shareholders' subscription rights when increasing the share capital in exchange for contributions in kind, in particular to acquire companies, parts of companies or shareholdings, in the context of joint ventures and mergers and/or for the purpose of acquiring other assets including rights and claims.

(5) Das Grundkapital ist um bis zu EUR 1.330.692,00 (in Worten: eine Million dreihundertdreißigtausendsechshundert-zweiundneunzig Euro) durch Ausgabe von bis zu 1.330.692 neuen, auf den Namen lautende Stückaktien bedingt erhöht (Bedingtes Kapital 2020/I). Die bedingte Kapitalerhöhung dient der Gewährung von auf den Namen lautenden Stück-aktien bei Ausübung von Wandlungs- oder Optionsrechten (oder bei Erfüllung entsprechender Wandlungspflichten) oder bei Ausübung eines Wahlrechts der Gesellschaft, ganz oder teilweise anstelle der Zahlung des fälligen Geldbetrags Stückaktien der Gesellschaft zu gewähren, an die Inhaber von Wandel- oder Optionsschuldverschreibungen, Genussrechten und/oder Gewinnschuldverschreibungen oder Kombinationen dieser Instrumente ("Schuldverschreibungen"), die aufgrund des Ermächtigungsbeschlusses der Hauptversammlung vom 29. Juli 2020 bis zum 28. Juli 2025 von der Gesellschaft oder einem nachgeordneten Konzernunternehmen gegen Bareinlage ausgegeben werden. Die Ausgabe der neuen Aktien erfolgt zu dem nach Maßgabe des vorstehend bezeichneten Ermächtigungsbeschlusses jeweils zu bestimmenden Options- oder Wandlungspreis. Die bedingte Kapitalerhöhung ist nur im Fall der Begebung von Schuldverschreibungen, die mit Optionsrechten oder Wandlungsrechten oder -pflichten ausgestattet sind, gemäß dem Ermächtigungsbeschluss der Hauptversammlung vom 29. Juli 2020 und nur insoweit durchzuführen, wie von Options- oder Wandlungsrechten Gebrauch gemacht wird oder zur Wandlung verpflichtete Inhaber oder Gläubiger von Schuldverschreibungen ihre Verpflichtung zur Wandlung erfüllen oder soweit die Gesellschaft ein Wahlrecht ausübt, ganz oder teilweise anstelle der Zahlung des	(5) The share capital of the Company is conditionally increased by up to to EUR 1,330,692.00 (in words: one million three hundred thirty thousand six hundred ninety-two Euro) by issuing up to 1,330,692 new no-par value registered shares (Conditional Capital 2020/I). The conditional capital increase serves the issuance of registered no-par value shares upon the exercise of conversion or warrant rights (or upon fulfilment of corresponding conversion obligations) or, when exercising the Company's right to choose to partially or in total deliver no-par value shares of the Company instead of paying the due amount of money to the holders of convertible bonds or warrant bonds, profit participation rights and/or income bonds or a combination of these instruments (collectively the "Bonds") issued by the Company or by a subsidiary of the Company against cash contribution until 28 July 2025 on the basis of the authorization of the general meeting of 29 July 2020. The new shares are issued at the respective warrant or conversion price to be established in accordance with the aforementioned authorization resolution. The conditional capital increase shall only be implemented if bonds carrying warrant rights or conversion rights or obligations in accordance with the authorization resolution adopted by the Annual General Meeting on 29 July 2020 are issued and only to the extent that warrant or conversion rights are exercised or the holders or creditors of bonds obliged to exercise the warrant or conversion right fulfill their obligations or to the extent that the Company exercises its right to choose to partially or in total deliver no-par value shares of the Company instead of payment of the due amount of money and insofar as in each case no cash compensation is granted or treasury shares or shares of

15

fälligen Geldbetrags, Stückaktien der Gesellschaft zu gewahren und soweit jeweils nicht ein Barausgleich gewahrt oder eigene Aktien oder Aktien einer anderen börsennotierten Gesellschaft zur Bedienung eingesetzt werden. Die neuen Aktien nehmen von dem Beginn des Geschäftsjahrs an, in dem sie entstehen, und für alle nachfolgenden Geschäftsjahre am Gewinn teil; abweichend hiervon kann der Verwaltungsrat -- soweit rechtlich zulässig - festlegen, dass die neuen Aktien vom Beginn des Geschäftsjahrs an, für das im Zeitpunkt der Ausübung von Wandlungs- oder Optionsrechten, der Erfüllung von Wandlungs- oder Optionspflichten oder der Gewährung anstelle des fälligen Geldbetrags noch kein Beschluss der Hauptversammlung über die Verwendung des Bilanzgewinns gefasst worden ist, am Gewinn teilnehmen. Der Verwaltungsrat ist ermächtigt, die weiteren Einzelheiten der Durchführung der bedingten Kapital- erhöhung sowie die technischen Voraus- Setzungen und Ablaufe für eine eventuelle Umwandlung der Bezugsaktien in ADSs festzulegen. another listed Company are used for serving these rights. The new shares participate in profits from the beginning of the fiscal year in which they are created and for all subsequent fiscal years; in deviation hereof, the Administrative Board may, to the extent legally permissible, determine that the new shares participate in profits from the beginning of the fiscal year for which at the time of the exercise of the conversion or Option rights, the fulfilment of the conversion or Option obligations or the granting (of shares) instead of the amount due, a resolution by the General Meeting äs to the appropn-ation of the balance sheet profit has not yet been passed. The Administrative Board is authorized to stipulate the further details of the implementation of the conditional capital increase äs well äs the technical requirements and procedures for an eventual conversion of the subscription shares into ADSs. 16

§5 Aktien (1) Die Aktien lauten auf den Namen. Die Gesellschaft führt ein elektronisches Aktienregister. Die Aktionäre haben der Gesellschaft die gemäß § 67 Abs. 1 S. 1 AktG in der jeweils anwendbaren Fassung erforderlichen Angaben zur Ein- tragung in das Aktienregister mitzuteilen. Ferner ist mitzuteilen, inwieweit die Aktien demjenigen, der als Inhaber im Aktien- register eingetragen werden soll, auch gehören. Sofern Aktionäre eine elektronische Adresse zum Aktienregister übermitteln, wird die Gesellschaft die Mitteilungen gemäß § 125 AktG auf elektronischem Weg an diese Adresse übermitteln, sofern der Aktionär diesem Vorgehen nicht ausdrücklich widerspricht. Der Ver- waltungsrat ist - ohne dass hierauf ein Anspruch besteht - berechtigt, diese Mitteilungen auch auf anderem Weg zu versenden. §5 Shares (1) The shares of the Company are registered shares. The Company maintains an electronic share register. The shareholders must provide the Company with the Information required for entry in the share register pursuant to See. 67 (1) sentence 1 German Stock Corporation Act (AktG) äs amended. Furthermore, it must be communicated to which extent the shares belang to the person who is to be entered äs the holder in the share register. If shareholders submit an electronic address for entry in the share register, the Company will send notifications pursuant to See. 125 Gtrman Stock Corporation Act (AktG) by electronic communication to this address, unless such shareholder expressly objects to this procedure. The Administrative Board is entitled to send - but no shareholder entitled to request receiving - these notifications by other means. (2) Die Geseltechaft Ist berechtigt, Aktien in (2) Einzel, oder SamroNurkunden zu vwbriefen. Form und InhaH der Akäerturkyhden sowie von GewinnanteUs-, und Erneuerungsscheinen bestimmt der Verwaltungsrat, Der Ansprudi der Aktionäre airf Vertiriefuns Ihrer Anteile Ist ausgeschlossen. Ttie Company may ceräfy ähares by IhdMäual or global pertiflcafes. Form and content of Vhs share certficates äs well äs of proffl ehare and rehewal cerfiSc^tes at^B detennlned by the Admlnlstrafive Board. The shareholdere' right fo have thelr shares evfdenced by oertificates Is exduded. (S) Bei einer Brh&hung des Grundkapltate kann die Ge^innbetelfljgung neuer AkUen abweichend von § 60 Abs. 1 und 2 AktG bestimmt werden. Junge AKtlen aus eln6r KQnfBgen Kapltalerhflhung können mit Vorzogen bei der Gewtnnvenellung versehen werden. (3) In the event of an Increase In share capifa), the profit share öf new shares tnay be determined In derogatlDn from Secüon 60 p^ragraphs 1 and 2 of the Gennan Stedt OorporaUon Act. New shares from a Ware (ncfeaw In share j capltäl may b6 öranted prefeFenüal rights In the dfstribufloh <sf proflts.

S. Absdinltt. Verfassung Secäon ä.GonsiHuffcm ofthe Cömuuffi i6 MontetlschBs System; Oräan® $6 Olifrfler System; ©ovamlnö Bodlte (l) Dfo GeseHschaft hat eine mänlsäsche (1) The Company has a one-tler Untemebdnensldtungs-und Kontrollstruktur, mangganent and adminlatrative altern. QZ) Die Organe der Gesellsdiafl sind; a) der Verwaltungsrat, und b) die Haupti/erwmimluns. (2) The öoverrdng bodtes öfthe Company are: a) the Administrative Board; and b) (he General Meeäng of Shareholders. (3) Die gesäififtsrQhrendwplrektoren fQhren die Oesdiäfie der SeBell&Chaft. Indem äe die Grundlinien und Vorgaben umsetzen, die der Verwaltungsrat aufetellt (3) The Company's Maftaging Dfrectors ere managlng the Company öy Implemenfing the prtnclples and güldelines estabUshed by fte Admlnlstrsth/e Board. A Ahachnltt Ole n»«r*illfhtführend»n Dtroktoren; SectlQB 4. "nia Mnnacftna DIrütStors §7 _ §7 Bestellung, ZußtfindlQkelt, Aüberufurtg Appolntment, Responslbnittes. Removal (1) Der Verwaltunösrat be^Btlt ernen oder mehrere fl^sohäfteführende Direktoren. Mttglieder des VerwaKungsrats können zu esehäftemhrtnden Dlrddoren besteRt (1) The AdmtnlKtratfve Board shall äppplHt pne pr more Msnaglng Directors. Membere of the AdmlniStraflve Board ma be s olnted äs ana )»4»12.3032^330vl t.OfdlNht«*»!*"*' iA. nnuiitOUli BlNthp-t. luUBIII. II.—lTONJUA.t 18

Werden, sofern dte Mehrheit des Venwaltongsrate weiterhin aus nicht geschäftsföhrehdöft Ml^fledem besteht. Nrectore provtded that the oiembere not »rvins ss MensSti^ Diresctors shad ät all finnes consßtute the majority of the Admlrilstraäve toanj membere. (2) Der Verwaftungsrat . tenn einen ^) TheAdmMstratfveBoafdinaynomin^rte g6S№8ft^Bh)iBnden Direktor zum Verelenden der Gesdiäftsmhmng (Chtef Executive Offloer, CEO) ernennen und einen odw zwd weltera geschffftefllhrende Direktoren zu seinen Stellvertretern ernennen. one of these Managing Directors äs chtef ececuäve offteer (CEO) and one or two further Managlrtg Dlrectore äs hi? depuHes. (3) Sind mehrere geschSftsfOhrende Direktoren b^teflt, können sta sich eine Gesdiäftsordilüng geben, sofern nicht der VerwaKungsrat eine <?e$chäftsordnung für die geschäftsführenden Direktoren eilässt. W If at leest two Menaging Dlrectors are appolnfed, thsy may adppt thelr ipwn rul^ of procedüre, unless äie AdmirristraUve Board adppts rules of prooedure forthe Managlng Dlreettns. (4) Die geschäfteführenden • Direktoren (Uhren die Geschäfte der Gesellschaft nach Maßgabe der Gesetze, dt«B8r Sateung, der Geschäftsordnung für die sesch&fteRlhrenden Direktoren und den Weisungen des VewaKungsrats. (4) The Managlng DIrectors shall conduct the buslness of tfip Company in accordance wlth ptatutöry prövtsions, ftese artldes of assoyatton, fiie rules of procedure for-the Managlng Dlrectore and tiw Instrucäons ofthe Administrative Board. (5) <3e6ch<lftef(lhr»nd9 Direktoren können Jederzeit durch Beschluss des Verwaltungsrates abberufön werden. fß) Managlng Otractor» niay be removed from Office ?t any Urne by resolutlon of theAdmlnte&atIve Board.. 58 Vertretung der Gesellschaft §8 Representlng the Conipany (1) Ist nur ein gescäiäftsfflhrender Direktor bestellt, so verrttt er die GeseUsdiaft allein. Sind ehrere eschaftsftlhrende DireMören (1) If only one Manäglng Direc*or Is appolnted, be shall have sole and indMdual authori to re resent the 1^^^..r^^^ 19

bestellt, so wird die Gesellschaft durch zwei geschäftsführende Direktoren oder durch einen geschäftsführenden Direktor in Gemeinschaft mit einem Prokuristen gesetzlich vertreten.	Company. If at least two Managing Directors are appointed, the Company shall either be legally represented by two Managing Directors or by one Managing Director and one executive officer vested with power of commercial representation under German law (*Prokurist*).
(2) Der Verwaltungsrat kann bestimmen, dass einzelne oder alle geschäftsführenden Direktoren einzelvertretungsbefugt sind.	(2) The Administrative Board may determine that individual or all Managing Directors have sole and individual authority to represent the Company.
(3) Der Verwaltungsrat kann ferner einzelne oder alle geschäftsführenden Direktoren allgemein oder für den Einzelfall von dem Verbot der Mehrfachvertretung des § 181 Alternative 2 BGB befreien; § 41 Abs. 5 SEAG bleibt unberührt.	(3) The Administrative Board may further release individual or all Managing Directors from the prohibition on multiple representation pursuant to Section 181 alternative 2 of the German Civil Code (*BGB*) in general or in specific cases; Section 41 para. 5 of the SEAG remains unaffected.
§ 9 **Zustimmungsbedürftige Geschäfte**	**§ 9** **Transactions Requiring Approval**
(2) Die geschäftsführenden Direktoren dürfen die folgenden Maßnahmen und Geschäfte nur mit vorheriger Zustimmung des Verwaltungsrats ausführen:	(1) The Managing Directors shall execute the following measures and transactions only with the prior approval of the Administrative Board:
a) Verabschiedung der jährlichen Budgetplanung für die Gesellschaft und ihren Tochterunternehmen für das folgende Geschäftsjahr (Prouktion, Umsatz, Personal, Investments, Finanzierung und Gewinn- und	a) Adopting the annual budget planning for the Company and its subsidiaries for the coming business year (production, turnover, personnel, investment, financing as well as profit and loss

#4812-3032-5330v1

20

Vertustplanun^ "Büdgetplanung"); (die plannlng) (the • "Budget Plannlng*); b) Erwert? und Veräußeiung von Unternehmen, UntemehmensbetdUgungen und Untemehmenstelleiri, wenn der Gegenwert vom Verwaltungsrat festgelegte Wertgnsozen Oberetelgt Ausgenortimen sind, sowen vom Verwaltunfisrat nicht andere bestimmt, Erweit» und Veräußerung von und an vertoundene Unternehmen i.S.d. §§ 15 ff. Afrtlengeseiz. b) Acqulitläon and dfeposgl of enterprijBös, tnterests In comparttes . and parts of compfinles, In case the value exceeds üie ihresholds sttpulated by the Adminletraäve Board. Thls does not appty. to the extern not sflpulated to ttie contrary by the Admlntstraäve Board, 1o the acqulslUon äftd dteposal from or to efflllated companies (wlthln ttie meaning of §§ 15 et sfeq. German Stod< Gorpörations Ad). c) Investitionen In das Anlagevermögen Ober einen vom Verwattungsrat für den Einzelfall oder das betreffend Gasdiäftsjahr festgelegten Betrag hinaus; und c) Spendfng för addläons to flxed assets {Inve^Wonen in des Anlagevefmögen) In excess of thresholds äs determlned by the Administrative, Board per IndMdual ca$e ör for äie respedlve budness year; and d) Aufnahme von Flnanzvertalndllchkelten, wann deren Umfeng vom . Verwaltunflsret festgelegt® Wertgrtnzen O&eretelgt. d) Incurrence of finandal obllgatlons [ In case the vatue eitoeeds . thelr i threshQlds säpuiated by the' Admlnistretlw Board. (2) Maßnahmen oder Transakflonen, die ausdrücklich In der wm Verwaltungsrat genehmigten Budgetplanung ̂ nthattw sfnd, b&dOfen keiner zusätelldTBn Zustimmunfl durch den Verwajtungsrat gemäß vorstehendem Absattl, es sei den die üetreffentje Maßnahme oüw Transaktion Obereclireftet Wert- taw. betra. Bmfißl den (2) Measures or tränsacäons specfficaTly addressed In the Budget Planning äs approved by the Administrative Board dö not requlre a separate approval oflhe Administrative Board under para. 1) above, urfesa the relevant measure or trensactton exceeds tn terme of wfue/attöunt üie amount ör llinlt ».jl»12.3P^S3tol »WB8ttl»<BUfli da*tiw<^*«» 21

Betrag odw die Qvtwtts, die für die JewelUge Maßnahme oder Traosaktlen In der genehmtgten Büdßetpteniung voigetehen ist. provkled for such measure br bansa^on In fte approved Budget Pfanribig. (S) Das Recht des Veiwaftungsrats. wettere Maßnahmen und Gesdiäfte zu bestimmen, die nur mit seiner ZUBHWmung vorgenommen wefdön dürfen, blettit unberührt. (3) The Administrative Board's right io determlne further. measures and transacäons requfrtng its approvsl shall remaln unaffocted. 5. Abschnitt. Der Vc'iwsltunflsrat Sectton 5. The AdmlnlstnaäveBoanl. §10 Zusammenseücunfl und Amtsdauer $10 GpmposlBon and Term of Office (1) Der Verwattungsrät ' der Gesellschaft besteht aus mlndtetene drei Mltgttedern. Im Übrigen beetlmmt die Hauptversammlung die Zahl der Mitglieder des Verwattungsrafe unter Beachtung der Regelung In § S3 Abs. 1 SEAG. SäiTrfllohe Mitglieder des Verwaltungsrats werden von der Hauptveraatnmlung bestellt (1) The Compan/s Administrative Board ' oomprises at laast thrae membere. j Apa»f fröm that, the General Meeting of Shareholdere shall detennlne the number of the Adminlstreäve Board members In aocordance wjth the pro\rtslons of seeäon ?3 para. 1 of the 8EAG. All • membere of the Administrative Board are elected by the Genera] Meeäng ofShareholdere. (2) Die Wahl der MHgBeder des Verwaltungsrats erfölflt, sofern die Hauptversammlung bei der Wart keine kärzere Amtszeit besümiflt, fOr den Zei&9um bte wir Boendlgung der Hauptveresimmtung, die Über ihre Entlastung filr das vierte Geschäftsjahr aü Beginn Ihrer Amtszeit beschließt, wobei das Geschäfte ahr In dem die ÄmlszeKbe (nnt (2) Unless the General Meeting of Sharehotdere detennines a shortertBmi, the tnembers of fhe Administrative Board are elected tora teim endlng wlth the dose öf the General Meetlr® of Shareholdere which rssölves on the formal approval of thefr aets for the fourth flscal ear followta the »l№IS. iO»-»3Pyl ^.ressisn'wsvav MavtvHJWw 22 nicht mitzurechnen ist, höchstens Jedoch fOr sechs Jahre. Wietteifeestetlungen sind zulässig, cömmencemeht of thelr term. not countlng Uw year in whteh äielr temi of Office comhiencw, however, för a tenn of slx yeare at the Ipngest. Röappointmente are penplsslble. (3) Ergänzurgswahlen erfolgen för die restliche Amtszeit des Busg^scWedenen Mitglieds, sofern die Hauptvereammlung bei der Wahl keine abweldiende Arotszdt bsstJmint, die jedoch dte nach Absatz (2) zulässige Höchstdauer riicht Qberschretert darf. (3) substtute eIecUons shatl be held (or the remalnlng pelod of offlce of any member wlthdrawlng from the Adminlstraüve Board urdess the General Meeting of SharenoRlera detemilnes a dlfferent term on the occaslon of the election whlch, however, must not exceed the pennltted maximum tonn äccorcilng to para. (2). (4) FOr Ml^lleder des Värwattungsrats können gleichzeitig mft deren Wahl EreatBnttglleder gewählt werden. Ist bei der Wahl Xdne anderweitige Bestimmung getroffen worden, treten sie in dör Reihenfolge Ihrer Wahl an die Stelle voizeltlg ausscheidender, gleichzelUg von der Hauptvereammlung gewählter Verwaltungsratsmttglleder. Tritt ein ErsatzmitgBed an dte Stdie dnes vorzeitig ausgeschfedenen Verwaltungsratsmltglfeds, so erilscht sein Amt, falls nach Eintritt des Ersatzfaltes fm Wege der Ereianzungswahl elnNachfolgBr für das ausgescKiedene VowaltungsratsmKglled gewähft wTrd, mit der Beendigung der Hguptvereammlung, In der dfe Ergflnzungswahl erfolgt, anderenfalls mit Ablauf der restlfdiön Amtszeit des Ausgeschiedenen. ßrilscht das Amt des Erastemttglieds durch Ergänzungswaht für den Ausgeschtedenen, erlangt das Er^itemitglied seine VöThörige Stellung als (4) Subsätute merinberft may be elect^d for members of the Adminlstraäve Board slmultaneously wlth the relevant member's etecäon. If not sUpulated oth^narise In Ihe eiecäön. the subsütyts members replace, In the order of thelr elactlon, prematurely wtthdrawlng members of the AdmlntstraBve Board whidi wen elected by the same General Meeting of Shareholders. In esse a subsUtute member replaces a preinafairely wlthdrawing member ofthe Administrative Board, hls offlro-ends, ir after Ihe eubstKutlon Situation has occurred a sucoessor for th® wlthdrswing Admlnistraäve Board merttber Is elected by way öf a by- ötecüon, wfüi the dose of the öeneral Meeting of Shareholders In which the by- eledlon Is resotved on, othervrise wiüi tbe end ofthe remalnlng temi of offlGe af the wlthdrawlng Admlnlsüslitfe Board member. If Ihe term of Office of the t4812. 3<B2.5330vI .TOU<an<Un<MW»l»aUiiun№d»a>^i,««U<^uBiBn|<<^^ 23

ETsatemBgtled für VerwaUunssratsmi&UetierzurOck, anders subsBtute »nember ends by by^etectton forttovrithdravrir^ AdmMstnaCv^ Board tnember, the subsätute member r^filns Its prevfous Office äs substtota mwrtl?^ for othw membws ofthe Admfnlstraüve Boaret. (5) J^des VerwaltungaFBftsmitglted kann sein Amt unter Etnhaftung einer Frist von dnem Wotwft. dyreh ̂ ne ah den Vorelteencten des V^wsltungsrete - ocTer im FaUe einer Aintsnlederiegung durch den Vwsffctentlen des Verwaltungsrats an seinen Stdhfertreter zu richtende schriftliche ErWSrung niederlegen. Der Vorsttzende des VerwBfturigsrats - oder Im Falte »iner Amtsniederf^ung durch den Vorsitzenden des Vawattungsrats sah S?e)h/6rtreter - kann einer Verküizunfl der Frist oder einem Verzicht auf dte Wahrung der Frist zustinunen. Das Recht zur Amtsntedertegung aus wlchügem Grund bleibt hiervon unbälthrt. (5) Each member of the Admlntetrathm Board may reslgn from üffiee t>y gtving one morräi's noäce In writlng to be dlrected to the Chalrman of ä» Admlnlstraäve Boanl or In case of reslgnaUon of the Chatmian cf the Adminlstraüve Board to his Vfce- Chalrmsn. The Chalrmsn of the AdmlnlstreUvA goard - or In case of reslgnatlon of the Ghalrman of the Adinlnlsfraäve Board hte Vlce-Chalrmön - may approve a shoiter noäce period or a wah/er of the noUce period. Thte shall not affect the right to reslgn from offlee for good cause. $11 Vorsitzender und Stellvertretsr §11 Chalrman and Vlce-Chalrmen (1) Der VewaKunssrät wählt aus seiner Mitte einen Vorehzendgra und mtndestens ernen etellvertnstenden Voreltzenden. Dto Amtszeiten des Vordtzenden und eines stefh/ertretend^n Voraltzenden entsprechen, soweit be] der Wahl rtcht korzere Amtszeiten bestimmt werden, Ihren jeweiligen AnfteeBen als Verwaltungsratsmttglled. (1) The Admlnlsfraäve Board shall elect from among Its mwnbers a Chalnman and at least one Vloe-Chatrman. The terms of offi№ äs Chainnan and Vice- Chalrman shall correspond tö their terms of offtae äs AtfmWstrafive Board! membefs, untess the terms are! shortened on the occaslon of the eleeäon. W»1?-3032-ä330Yl i».fBBiBlwan<M «lTC»»^ajkn 24

(2) Wenn der Vordtzende oder ein stellvertre'tereler VoFpftzender vo»ze1flg aus fiesem Amt auss&helden, hat der Verwaltyngsrat unverzüglich e(ne NeiriwaW durchzufohren. (2) tf the Chalrman or a Vice-Cheilnnan wlthdräws from äijs Office prematureJy; the Administraöve Board shall Immedtatdy eonducrt a oewelecäon. (3) Die dem VorstüsBnden durch Gesetz oder Sat2ung elngei'äurrrten besonderen Beftigntepe sliehsn -soweit sich aus Gesetz oder Satzung nicht ein anderes ergibt - Im Falle sdner Vertiinderung seinem Stellverti^er. Sind Vorsttzender und Stellvertreter an der Wahrnehmung ihrer Aufgaben verhindert, so hat diese Aufgaben für die Dauer der Verhinderung das an Lebensiiahren älteste der verbleibenden Verwaltungsratsmitfllleder zu übernehmen; dies gilt entspreöhend, solange weder ein Vorsitzender noch ein Stellvertreter bestellt Ist (3) In caw the Ghalrman te pre(äuded from hls Office, äieV(c9-Chalr»nan shaB have the same spedal poweis conferwd to the Chaihnan by statutory tew or the artldes of assodaäon to the extwt statutory law or the arücfes of assoctatlon do not provlde othe»wise. In esse the Chätrman and ttie Vioe- Chafmien are not able to futfill thelr tasks, the oldest In age offhe remalntng ftOTibere of th® Administrative Board shall ftjlfiU these tasks forthe duratton of Uie htndrance; thls also appltes äs lang äs nefther a Chainrtan nor a Vlce- Chsfrmah is appolnted. S 12 Aufgaben des Vewattungsrats §12 Responslbllläes ofthe Administrative Board (l) Der Verwattungsrat feitet die Gesellschaft, bestimmt die Grundlinien Ihrer Tättflkett und Überwacht deren Umsettung. Der VerwaItungsTOt hat <»e ihm nacl) Gesetz und dlesör Satzung zugewiesenen Aufgaben. (1) The AdnitnlBtrBUve Board shal) dlnct the Conipany, e$tabllsh the general prindptes of fts üuslness and supen/Ise thelr Implemerrtatlon. The Admirtsfratlve Board has the responsIbllHies äs stipulated by stafutory law and these artides of association. <f481^i03!i^30vl^ .. rvuiti'wsa« 25

(2) Der Vemaltungsrat Ist befugt. Änderung«! (2) TheAdmlnlBUaKTOBoönljsempi owewt der Sateut^, dte nur dsren Fassung betreflen, zu b»chtleßOT. to adopt rBsoluäons ön amendlr^ Ihe Brtldes of assodatton- whioh affwt (Me wording orriy but not the. sense or meanlngthereof. (3) Der Verwältungsrat gibt GeschiEjftsordnung. sich eine (3) The Administrative Board shalladoptlts own ndes of procedure. §13 Staungen §13 Meetings (1) Die Sitzungen des Verwaltyngsrate werden durch den Vorsftzenden des Verwaltungsrats in Textform (§ 126b BGB) einbentfen. Die Elnberufiung muss s^Stestens am 10. Tag vor der Sitzung erfolgen. FOr die Wahrung der Frist genogt die Absendung. In dringenden Fänep kann der Vorstteende diese Frist angemessen verkOtzen und die Sitzung auch mQndllch, femmündlteh oder durch Nuteung sQn^flger TetetoinmunlkaflonBmlttßl einberufen. Dte Gesctiäftsordnung des Vetwaltungsrate kann aflgetndn oder für bestimmte Ffltle die in Säte 2 bestimmte Rrist verkürasn. (1) Admlnlstrattve Board meeflngs shall be convoked fc!iy the Chalnnan of the Admfnlstraäve Board In text form {SecUon 126b of fhe German CtvU. Code). Such convocaäon shaD oecur no teter than on the 10öi day before the Admlnlstraäve Board meetlng. Dtspatch of the convocatlon sufflces to meet Üi® | notfce perfod. In the event of urgency, ; the Chalrman may shorten thls noäce j period In a reasonable msnner end mey also convoke a meeäng orally. by telephone or by other means of telecommunlcatlon. The ryles of procedure af the Admlnistraäve. Board may shorten the notice perfod In sentenoe2 generally or for specffic. eltuatlons. (2) MU der E(nberufang sind Ort und Zeft der Sftzung sovrie dte Tagesordnung inteut&llen. Ergänzungen der Tagesordnung sind, soweit nicht ein dringender Fslt etne spätere Mtttellyng rwhtfertlgt. spätestens fünf Tage vor der Slteung mitzuteilen; die Regelungen Von Absatz 1 Satz 3 bis'5 dten (2) The Ipcaäon and tlme of the meeUng äs weil äs the agenda of the ineetfng are to be notltted togather wlth the oonvocatlön. Amendments to the agenda may be sybmttted up to five days prior to Ihe AdmlnfsttBäve Board meetl unless a later submlsdon le (14tia-302. 03pvl .W-HSUfft ftWW 26 enti^rechend. In StoaiiRgen, (Be nfcäit ordnungsgemäß elnt^nrfen sowie über Gegenstände der Tagesol-dnung. die nicht ordnupgsgemöß angökündigt worden sind, darf nur bescNossen weKten, wenn kein VerwaltungsratemItoUed widerspricht. Abwesenden VOrwaltungsratsmMglledem Ist In einem solchen Fall GelegenheH m geben, binnen einer vom VorsltEenden zu bestimmenden angemessenen Frist der Beschlusstessung zu widersprechen oder ihre Stimme nachträglich ateufieben. Der Bgschluss whxl erei vrirk?am, wenn die abwesenden Verwaltunflerstsmf^glleder d@r Bescfttussfassung ]werhalb der Frist nicht vridersprochen (oder Jhr züflestimrtit) oder Ihre Summe nachträölich abgegeben haben, Justffled by an wgent matter? the provlsfons öf para. (1) aentenoe 3 to S appty accordtngly. In meeflngs which v№re not duly convpked and on agenda item? whlch wäre not düiy noäffed votlng niay only be he(d tf rw membw of th® Admlnls&aUve Board ralses an objeeUon. In such a case abservt membörs of the Admlnlsfraüve Board must be glven äle opportuntty to object to the resoluflon withln an appropriate period to be stlpulateel by th6 Cftairman or to cast h(s or her vpte sübsequently. The resolutton shatt become effecöve onty if thls period of tlme has etepsed wiftout any sbsent Adminteträttve Board member raislnfl an objection regardfng (he resolutton ortf, wtthin thls peiiod of time, tha absönt Administrative Board member consented to the resoluüon w öast his or her vote subsequentiy. (3) Im Anschluss an die Neuwahl des (3) Verwaftungsrats In einer Hauptversammlung findet eine Verwattungsratssftzung statt, zu der es einer besonderen Einladung nicht bedarf. In dieser Slteung v^hlt der Verwaltungsrat aus seiner. MHte einen Vörßttzenden und einen oder mehrwe Stellvertreter. Subseqüent to the election of the Administrative Board at a shareholders' meeäng, the Administrative Board shglt meet wlthout the requlrement of a separate convocation. At thls meetlng, the Administrative Board shall elect one Chatnnan and one or more VIce- Chalrmen ffom pfflong rte mämbers. §14 Beschlussfassung §14 Adopäng Resolutlons (1) Beschlösse des Veroattungsrats virerdön in der ftegel in Sitzungen gefasst Auf Anorelnung des Vorsitzenden kann eine Besch1ussfas$un des Verwanurt srats (1) Administrative 0oard resolufions shgtl generally be adopted In meetlngs. By orter of the Chalmtan. fhe Administrative Boartfs resoluflons »na <4812-3032.»30rl UO-nAtodM»«W*>* t. i.dtiiw^tiunm'w-'-u" 27 auch außertialb VOR Sitzungen (öder Im Wage der kombinierten Besehlussfassung) (iün^i telefonlstAe Stbnmabflabe, Sdnimabgabe In Twtfonn <§ 126b BGB) ünd/oder unter Nytzyng soiwüger M%el der Tetekommurikaäon oder elektronischer Medten erfolgen. Por Form und Frist der Anordnung gelten die BesSmmungen des § 13 Absate (1) und Absata (2) entsprechend. ateo be adopted out^de of mefiittngs (or by vtey of cembined voflng procedui'e) by voäng vfe tdephorw. text form (S^ctlon 12öb oftheQennan ClvU Code) and/or by uslng olhör m^hods of teleoommunlcaäon or electronlc media. Regardlng fontial requtrements and ttne period of the order, the provislons of § 13 para. (1) and para. (2) shall äppty accorälngly. (2) Auch ohne (redifcE eiUge) Anordnung Im (2) Sinne von Absatz (1) ist eine Beschlusstessung in der In Absatz (1) Satt 2 genannten Weise zulässtg. wenn kein VeimattungwBtet-atemftönK l vriderepricht. Nähere Regelungen hletzu kann die Geschäftsordnung des Verwaltungsrats enthaKen. Even wlthout a ^mely (ssuad) Order vrithln tfte meaning of para. (1), edopttpg resotu^ons ts permisslbte by usfng ih<B methods set out In para. (1) sentence 2' provided teat no Adminlstrafive Board member objöets. Furttier dötails in thls regard may be sät out In the Administrative Board's rotes of procedure. (3) Der Verwaltunßsrat Ist beschlusstöhtg, (3) sofern mindestens die Hälfte seiner MHglledör, aus denen er jn^esamt §eitiä& SatEung und Besehlüss der Hauptvertammlung xü bestehen hat, ah der Bäschlussfawung tellnehmeo. Beschlösse des Verwaltungsrsts werden, soweit nicht zwtnflende oesetdldie Rt^elunoefi oder dtese Satzung etwas antferes bestlmmeri. mit einfacher Mehrheit der abgegebenen Sämnrten getasst. Dabei gilt Stimmenüialtung als MltwlrHurtfl an der Besohlussfassung. aber nicht als Sämmabgabe. Bei Sümmensle?chhett gibt die SUmme des VoreHzendert des Verwattüngsrats den Ausschlag (Stlcshentöcheld); das gltt auch bei Wahteh. Nimmt der Votöttzerwle des Veawaitun srBts Tbe Admlnisfrative Board hae a quoirum If at teast half of Its members of whom tt has to conslst aftogetfter accordlng to the aräcles of assoclation and the resöluäons of tiw GeneFal Meettng of Shareholdört pärtfdpato ln-№e deciston- taklng. Unless ötherwise sHpulated by mahdatory statutory provislone or thls articles öfassodaäon. resölulfons ofthe Administrative Board shall be adopted by simple ittqloFtty of ttie vötes cast. in thls connecüon abstenfions shall be deemed to consätuteparääpatlng.ln the declslon-taklng but not casting a vote. in the event of a tie. the Chalnman of the Administrative Board shall have e casäng vote; Ws shalt also apply at; etecUons. If the Ghaiiman öf ihe! S22ä2ää£2*..reBa>l»-ten«»*<»i iTOPüKm 28

an der Abstimmung nicht teil, so steht seinem Stellvertreter • das StichentsGheldungsrBcht nicht zu, Admtnistrafive Board does not partldpate In the ttecfeJw^klr^. the Vlce^halrman shall. not have . the castlng vote, (4) Der Vorsitzende fet befugt, Eiklärungen des Verwattungsrate. die 2ur Duröhführung der Beschjüsse erforderiläi sind, tn dessen Namen abzugeben. <4) TheChabmui Is Buthorteedon behalt ot the AdmlntetraHve Board to dellver ctedarations oftheAdmlntstraüve Board whtch are recjüfired to ftnplemBnt the resolutlons. §15 AusschOsse <(es Verwaltungsrats §16 Gommlttees of the Administrative Board (1) Der Verodtungsrat kann aus seiner Mitte Ausschüsse blklen und ihnen, soweit gesetzlich zulässig, auch Angefegenhelten zur BeschTussfassung anstellä des Qesaitrt- Verwaftungsrats zuweisen, Näheres regelt die Geschäftsordnung des Verwaltungsräts. (1) The Administrative Board may establish commfttees from among Its members and, to the extent permfttod by law, assign • to fhe" commlttees the responstblltty. to take dedslons In place öf thö Admlnlstraflve Board es a whole. Further deteils are set out In the Administraüye Board's rutes of protiedure. (2) Für die Beschrussfählgkelt und Beschlyssfassurg eines Ausschusses gelten dla Regelungen des § 14 mit der Maßgabe entspf®Ghend, dass fQr dte Beschiussrähiökett fite» auf dte Anzahl der Ml^lleder des Venwattungsrats gemäß Satajng und Beschluss der Hsuptvereammtung auf dte Anzahl der Mitglieder des JewelUgen Ausschusses ataustellen Ist, an der BeschluBsfässung In einem Ausschüss Jedoch mindestens drei MlilgUecter teilnehmen müssen. Das Sficheatectietdun w&dit des Vorsttzenden (2) The provl^ons of § 14 shall appty accordingly to a commlttee's quorum ahd Its dedslon-taldng provlded that wfth respwt to the quorum - Instead of the number <rf . Admlntetraflve Board membere aocordtag to the artldes öf asSödatlon and the resotüüons of the General Meeting of Sharehoklws - thc number of memfaere of the respecüve committee shall be dedsh/e, whfereby at teäst three membere must partldpate In a committee's deeIsion-taMng. The <48IM03W33(h?l iA.mntalKi>»a»N rt..Auin»rt»«»»nK^"— 29 besteht bei der BescMussfassung in einem Aysschiws nicht casfing vote of thfr Chatrman doee not apply to resoluttonjB öf a cömmtttee. § l® Vcigdtung S16 Remunwaüon (1) Die Mitglieder des Verwaltungsrats erhalten für "(1) The members of the Administrative Board shall jedes volle Geschäftsjahr ihrer Zugehörigkeit zum Verwaltungsrat eine feste Vergütung. Sie beträgt für jedes Verwaltungsratsmitglied EUR 80.000. receive a fixed remuneration for each füll fiscal year of Administrative Board membership. This remuneration amounts to EUR 80,000 for each Administrative Board member. Die feste Vergütung erhöht sich für die Wahrnehmung der nachfolgend genannten Positionen jeweils um den folgenden Betrag: (i) EUR 40.000 für den Vorsitzenden des Verwaltungsrats, (ii) EUR 20.000 für den stellvertretenden Vorsitzenden, (iii) EUR 18.000 für den Vorsitzenden des Präsidial-'und Nominierungsausschusses, (iv) EUR 10.000 für sonstige Mitglieder des Präsidial- und Nominierungsausschusses, (v) EUR 20.000 für den Vorsitzenden des Prüfungsausschusses und (vi) EUR 12. 500 für sonstige Mitglieder des Prüfungsausschusses. Bei Wahrnehmung mehrerer der vorstehenden Positionen durch ein Verwaltungsratsmitglied finden die betreffenden Erhöhungen kumulativ Anwendung. Verwaltungsratsmitglieder, die zugleich geschäfts- führende Direktoren der Gesellschaft sind, erhalten ausschließlich eine Vergütung für ihre Tätigkeit als geschäftsführender Direktor entsprechend ihrem jeweiligen Dienstvertrag. The fixed remuneration shall be increased by the amounts set out below for sen/ing on the following positions: (i) EUR 40,000 for the Chairman of the Administrative Board, (ii) EUR 20,000 for the Vice Chairman, (iii) EUR 18,000 forthe Chairman ofthe Presiding and Nominating Committee, (iv) EUR 10,000 for other members of the Presiding and Nominating Committee, (v) EUR 20,000 for the Chairman of the Audit Committee and (vi) EUR 12. 500 for other members of the Audit Committee. If a member of the Administrative Board serves on severat of the above positions, the respective increase amounts shall apply cumulatively. Members ofthe Administrative Board who are also Managing Directors of the Company shall be compensated exclusively under their respective Service agreements for their duties carried out in their capacity äs Managing Director.

(2) Die Vergütungen gemäß vorstehendem Absatz 1 sind zahlbar in vier gleichen Raten, jeweils fällig nach Ablauf eines Quartals. Verwaltungsrats- mitglieder, die nicht während eines vollen Geschäftsjahres dem Verwaltungsrat angehört haben oder die in Absatz 1 genannten Positionen innehatten, erhalten die jeweilige Vergütung zeitanteilig. (2) The remunerations pursuant to the foregoing para. (1) are payable in fourequal installments, each due after the expiration of a quarter. Administrative Board members who served on the Administrative Board or in the positions mentioned in para. 1 for only part of the financial year shall receive pro rata remuneration in accordance with the duration of their sen/ice. (3) Die Mitglieder des Verwaltungsrats erhalten ferner Ersatz aller Auslagen sowie Ersatz der auf ihre Vergütung und Auslagen zu entrichtenden Umsatzsteuer. (3) Furthermore, members ofthe Administrative Board shall be reimbursed for all out-of-pocket expenses and for the sales tax payable on their out-of-pocket expenses and remuneration. (4) Die Gesellschaft kann zugunsten der Verwaltungs- ratsmitglieder eine Vermögensschaden- Haftpflichtversicherung (D&O-Versicherung) zu marktüblichen und angemessenen Konditionen abschließen, welche die gesetzliche Haftpflicht aus der Verwaltungsratstätigkeit abdeckt. (4) The Company may take out financial loss liability insurance (D&O insurance) for the benefit of the members of the Administrative Board, under market-standard and appropriate terms and conditions, to cover legal liability arising from their activities on the Administrative Board.

6. Absehnftt. Dia HauDtVsrBammIuna Sectlon ft Qfineral Meeäna of Shareholdera §17 Ort und Einberufung S 17 Venue anä Convoeatlon (1) Die Hauptvereammlung -flndat arti Sltt der Gesellschaft, am Ste einer deu^hen Wer^aplwfaöFse oder 'an einem Ort In Deutechland Im Umkreis von 50 km vonrt Sttc der Gesellschaft oder vom Ste einer deutschen Wertpapierbörse statt (1) The General Meeüng of Shareholddrs stall be held at ths Cotnpan/s d^istered Office, at the locaäon of a Gennan stod( exchange or at a place In Germany tocated wtthin a.50 tan radlus of (he Company's reglstered ofRce or of the locaäon of a Gennan stock exchange. (2) Die Hauptversammlung wird durch den Vewaltungsrat oder die sonst htetzu gesebdlch befugten Perisonen einberufen, (2) The General Meeting of Shareholdere shall be convened by the Administrative Board or by any ftjrther persons authorized by law. <3) Für die Form und Frhst der Elnberufting gelten die gesetzlichen Vorschriften. (3) Form and nottee period requirements for catllng the shareholdere' me$ting shall be govemed by the stetütory provlslons. §18 §18 Teilnahme und Ausübung das Stlmmrechte Attendance and Exerctee of Votlng Rlght (1) zur Teilnahme an der Hauptvereammlung ynd zur Ausübung des Sämmrechts sind nur diejenigen AMIonäre berecMtet, ^ steh nach näherer Maßgabe der nachfelgaiden Besämmungen rechteeitfg vor der Hauptversammlung angemeldet ̂aben. (1) Shareholdprs shall onty be enätted to attend the Oeneral Meeting of ; Sharehplders and exerdse the voüng < right at such meeBng ff they have №gfsterBd In dü& flme bBfore the General MeeBng of Sharehotdere In accordance wrfth the fottowlnig more detalled provislons. K4812.W2.W30VI lA. nanin ii4ai8cinii»i»«(**i>»i »l ii.M'ar»iimmni|TflK^a*u 32

(2) Die Anmeldung muss' In deutsäher öder engHscher Sprach® In Textform oder, sofern dies In der Bnberu&ing v<?rgweheri Ist, hi einer dort naher bestiironten eleldrontsohen Form erfolgen. (2) The reglstraäon shall be In text fonn tn Gennan or (n Eng(lsli,. or }f provlded fQr b? tee ccwocaäon, In aneüier de<*orirc fönn äs fürthef detennfned fcereln. (3) Die Afimetdüng muss der Gesellschaft Innerhalb der geBetcllch voigösehenen Frist unter der In der Einberufung htertOr mttgetelfteh Adresse zugehen. In der EirdaenAing zur ^aupfi/ersanfimtung kann stettdessen audi eine künsere, In Tagen zu bemessende Frist vorgesehen werden. (3) The r^lsfratlon must be recöived by the Company wlthln the statutory ame period at the address äs communlcated tn th? convocaUon. In the convocaüon förifte Gsneral Msötfng af Shareholdere also a shorter period of time to be calculated (n days csm Instead be säpulated. (4) Der Vawattungsrat ist ermächtigt vorzusehen« dass Aktionäre Ihre Sänfimen auch ohne an der VeTsammlung teUainehn»en, schrtfUldl oder Im Wege elekfrontecher Kominurilkaäon abgeben können (Briefwaht). Der Verwsltyngsrat kann Umfang und Verfahren der Briefwah» Im Einzelnen r^eln. (4) The AdmMstrath/e Board Is authorized to allow thö shareholders to cast thelr vote tn wrffing or by means of eleotronlc communlcattons ^postal vote) without havlng to attehd the Gerterat Meeting of Shareholdere (hemselves. The AdmlnlstraCve Board can determlne the extent and the procedure of the postal votlng In further details. (5) Der Verwartungsrat tet ferner emnflditigt vorzusehen, dass AKUonäre auch ohne selbst vor Ort ahwesewt oder vertreten zu sein, en der Hauptvenammtung teilnehmen und sämtfidw oder einzelne Ihrer Rechte ganz oder teilweise 'Im Wege elektronischer Kommunikation ausüben können (Online- Täl^^htne). Der Värwaltungsret kann Umfang und Verfahren der Ontine- Teilnahme Im Einzelnen regeln. (5) The Admlnfstratfve Board ts fürther euthorized to allow^ that shareholders attend the Oeneral Meeting of Shareholdere wlthout bdng phystcally present at the focatlon of the General Meeting of Shareholdws themsehres or by a representaßve and exerctse all or parts of their righte In whote or In part by way of electronte communlcatlons (online attendance). Tbe Administrative Board csn detennlne the extent and the £Sää2äS2^..̂ ^»<. ^w, •lA»»**. •Wili1nl«>n>«in»<^U«a 33

prooedure of (he orflne attwdanee In (ürtherdetalte. (6) Das Sämmrecht kann auch durdi Bevollmächtigte ausgeüüt werden. Für die Form der Erteilung der Vollmacht, Ihr^n Wefruf und/oder <ten Nadiwefs d^- Vollmacht können In der Snberufimg Eriychterungen gegenöBer der gesetcllch vorgeschriebenen Form besUmnrt werdan; im Obrigen gelten hierfür die gesetztldien Biestfmmungen. Die Regelungen von § 135 ÄktG bleiben unberührt. . (6) The voUng right can be exwcfsed through representatlves. WMh i'agaid to the form for the flrantlng of an authorlzation, tts revoGafion änd/or the proof of authorteätion, allevfaäws flrom the statutory fonn can be detenmlned; apart from (hat, the provlsions äfSeäion 135 of the Gemnan Stock Corporafion Act remaln unaffected. §18 Voreitz S 19 Chalr (1) Den Vorsitz der Hauptversammlung TOhrt der Vorsitzende des VerwaRungsrats oder ein anderes, vom Vorsttzenden des Verwaltungsrats dazu bestimmtes Mltgfled des Vewaltüngsrate oder eine sonsüge, vom Voreftzenden des Verwaltungsrats dazu bestimmte Person (Vereammlunigsleltei). Sofern der Vorsitzende des Verwattungsrats nicht an der Hauptwreammlung teilnimmt und eine BesUmmyng nach. Satt 1 nicht getroffen hat oder der Bestimmte verhindert (st, erfolgt die Besßfnmung des VersammtungslelteRB durch mit elnfiacher Mehrheit der abgegäbe(i6n Summen der anwesenden VenwaBungsratsmltglieder zu fassenden Beschluss. Ist In der tiauptvereammlung kein Verwaltungsratsmltglled anwesend und Ist auch keine ßesltmmung durüti den Vorsitzenden getroffen worden bzw. Ist der Bestimmte wrtilndert, so wird der (1) The General Meeting of Shareholders shall be preslded aver by the Chatrman of the Adminlstraäve Board or by another member of the Administrative Board ae detwmined by the Chairman of Sie Admlnlstrefive Board or any other person äs determtned by the Chalrman of the Adrtitnfstrsäve Board (Ohatnnan öf the Meeting). If the Chairman of the j Administrative Board döee not attend 1he General Meräng of Sharähotders end häs not made ahy such rullng acoordlng to eentence 1 or the person determlned (s prevented from attendlng, the Chalrman of the Meeting ehall be determlned by a resoluöon adopted vrfth simple majority of the votes cast by the Administrative Board • membere aäendfng the General Meeting of Shareholders. IfnoAdmlnlstraüve Board meraäefattendsüw General Meetin ofi <WiS.?<>32-533ÖvI A.»iattitel70»IE(UI <ai(»«aTU>Ul*« 34

Versammlungsleiter unter dem Vorsitz des Aktionärs mit dem höchsten in der Hauptversammlung erschienenen Anteilsbesitz oder seines Vertreters durch die Hauptversammlung gewählt.	Shareholders and also no determination by the Chairman of the Administrative Board has been made or the person determined is prevented from attending, the Chairman of the Meeting shall be determined by election of the General Meeting of Shareholders chaired by the shareholder with the highest degree of share ownership represented in the meeting or by its proxy.
(2) Der Versammlungsleiter bestimmt im Rahmen der gesetzlichen Bestimmungen die Reihenfolge der Gegenstände der Tagesordnung sowie Art und Form der Abstimmungen.	(2) Within the framework of statutory provisions, the Chairman of the Meeting shall determine the order in which the items on the agenda are to be dealt with and the type and form of voting.
(3) Der Versammlungsleiter kann das Frage- und Rederecht der Aktionäre zeitlich angemessen beschränken. Er ist insbesondere berechtigt, zu Beginn der Hauptversammlung oder während ihres Verlaufs den zeitlichen Rahmen des gesamten Versammlungsverlaufs, der Aussprache zu den einzelnen Tagesordnungspunkten oder der einzelnen Frage- und Redebeiträge angemessen festzusetzen.	(3) The Chairman of the Meeting may establish reasonable temporal limits for the shareholders' right to put questions and address the General Meeting of Shareholders. In particular, the chairperson shall be entitled to fix, at the beginning of the General Meeting of Shareholder or during its course, reasonable time frames for the entire General Meeting of Shareholders, for deliberations on the individual items of the agenda or for the individual contributions made by askers and speakers.
(4) Der Versammlungsleiter kann eine Übertragung der Hauptversammlung in Ton und Bild in einer von ihm näher zu bestimmenden Weise zulassen.	(4) The Chairman of the Meeting may permit audio and video transmission of the General Meeting of Shareholders in a manner which he shall define in further detail.
(5) Mitglieder des Verwaltungsrates können in Abstimmung mit dem Versammlungsleiter an der Hauptversammlung der Gesellschaft auch im Wege der Ton- und Bildübertragung teilnehmen, wenn sie dienstlich bedingt verhindert sind oder die Anreise zum Ort der Hauptversammlung mit erheblichem Zeit- oder Kostenaufwand verbunden wäre.	(5) In consultation with the Chairman of the Meeting, Members of the Administrative Board may also attend the Company's General Meeting of Shareholders by means of audio and video transmission, if such Members of the Administrative Board are tied up with business or their attendance would require time-consuming or expensive travel to the venue of the General Meeting of Shareholders.

35

§20 Hauptversammlungstoeschiasse §20 l-t^solutjon» öfäw Seneral Mwttng of SHapßholder» (1) Dte I-lauptWBBsirifldung biMßhnBBl nur tn 'W The Öeneral Meaäi^ tf Shanihotdere den Im öesete oder fn der Sateung $hfill oftly pass rtttcrfua<m6 on such üesflmmten Falten, ma^^as^tipulatedbystatutorylawor (n the ertietes of wsodatton. (2) SoweK ach aus den BA»Rg<»iden VorsGhrlSw nlc(rt8 Abweleliendes ergibt, fet dte Hauptversammlung nur bwchlusstöhlg, wenn mindestens ein Üritfel des Grundkapitals der Gesellschaft In der Hauptversammlung vertreten Ist <Qüorum). Wird das Quorutn ntöit erreicht. so Ist unväzügHd'i eine wöltere Hauptvereamintung mit derselben Tagesordnung elnzubenrfen, wet<rfie ohne ROckstcht auf das vwvetßne Grunäkapltal der Öesellsdiaft btechlusstöhtg ist, wann hierauf In der Bnberufung hingewiesen worden Ist. (2) To the extent maMtätoiy istatutory law does not proviäe «herwise, ttie General Meeüng of Shafgholdere sheU ortly be valfdty consütuted ff at least one tWrd of the share capltal of Uie. GCTnpany is represented at the Gwieral Meeünfl of Shsfehclders (quorum). In case the General Meefing of Shareholdens does not have the quorum, a ftirth®!" General Meeting of Shjareholdete with ttie same agend$ №all be oonvcned wfthout undue delay. whlch shalt be valldly conäituted regardless of the share captel of the Company representfed tf the convocaäon expllctüy pointe out to suchfact, (3) Die Beschlüsse der Hauptversammlung werden, soweit nicht zwingende gesetzliche Vorschriften oder die Satzung etwas anderes vorschreiben, mit der einfachen Mehrheit der abgegebenen Stimmen und, sofern das Gesetz außer der Stimmenmehrheit eine Kapital- mehrheit vorschreibt, mit der einfachen Mehrheit des bei der Beschlussfassung vertretenen Grundkapitals gefasst. (3) Resolutions of the General Meeting of Shareholders shall be passed with a simple majority of the valid votes cast, unless a higher majority is required by mandatory law or by these Articles of Association and, if the law prescribes a capital majority in addition to the voting majority, by a simple majority of the share capital represented when the resolution is adopted. »48>2^0»-S30Yl *. PBiaift|1<U«8(UB 36

Soweit nicht zwingende gesetzliche Vorschriften entgegenstehen, bedarf es für Satzungsänderungen einer Mehrheit von zwei Dritteln der abgegebenen gültigen Stimmen bzw., sofern mindestens die Hälfte des Grundkapitals vertreten ist, der einfachen Mehrheit der gültigen abgegebenen Stimmen. Sofern das Gesetz für Beschlüsse der Hauptversammlung außer der Stimmenmehrheit eine Kapitalmehrheit vorschreibt, genügt, soweit gesetzlich zulässig, die einfache Mehrheit des bei der Beschlussfassung vertretenen Grundkapitals. Das in § 103 Abs. 1 Satz 2 AktG vorgesehene Mehrheitserfordernis bleibt unberührt.	Unless this conflicts with mandatory legal provisions, amendments to the Articles of Association require a majority of two-thirds of the valid votes cast or, if at least one-half of the share capital is represented, the simple majority of the valid votes cast. As far as the law requires a capital majority in addition to a majority of votes for resolutions of the General Meeting, a simple majority of the share capital represented at the time the resolution is passed shall be sufficient to the extent that this is legally permissible. The majority requirement set out in § 103 para. (1) sentence 2 German Stock Corporation Act (AktG) remains unaffected.
Beschlüsse, die gemäß § 20 Abs. 3 mit einfacher Stimmen- oder Kapitalmehrheit gefasst werden können sind insbesondere, aber nicht ausschließlich, alle Beschlüsse der Hauptversammlung über	Resolutions that can be passed with a simple majority vote or capital majority vote pursuant to Section 20 para. (3) are, in particular but not exclusively, all relevant resolutions of the General Meeting regarding
– Kapitalerhöhungen mit Bezugsrecht der Aktionäre gegen Einlagen (§ 182 Abs. 1 AktG), jedoch nicht für die Ausgabe von Vorzugsaktien ohne Stimmrecht (§ 182 Abs. 2 Satz 1 AktG),	– capital increases with shareholders' pre-emptive rights against contributions (Section 182 para. (1) AktG), but not for the issuance of non-voting preferred shares (Section 182 para (1) sent. 2 AktG),
– Kapitalerhöhungen aus Gesellschaftsmitteln (§ 207 Abs. 2 AktG i. V. m. § 182 Abs. 1 AktG), und	– capital increases from company funds (Section 207 para. (2) in conjunction with Section 182 para. (1) AktG), and
– Ausgabe von Wandelschuldverschreibungen, Gewinnschuldverschreibungen und sonstigen Instrumenten, auf die die Aktionäre ein Bezugsrecht haben (§ 221 AktG).	– the issuance of convertible bonds, profit participation bonds and other instruments for which the shareholders have a pre-emptive right (Section 221 AktG).

(4) Jede $tOckaRUe gewährt eine $8>nme. (4) One vote shall be efforded to eadh ftö- psrvalueshare. 7. JUti»chti(U. R«ichhühciSl6äünaund Geartnnserwttnduna Sectlön 7, Renderlna of Accounts and Aüpro'DrIatlwh 6f Profits §21 Jahresabschtuss S 21 Ann<ttl Rnaindal Stetements Stritt der VenMaltungsrat den Jahresabschluss fest, so kann er den'JahtesQberechuss ganz oder teilweise In andwe Qewinnroddagen etnstenen. Dl» Elnstsllünsi eines größeren T«(ls als der Hfiffie des jahttesßberschüsses Ist Jedoch nicht zulässig, wenn die anderen Gewtnnrößkl^gen die Hälfte des Grundkapltels flberetdgen oder soweit sie nadi der Einstellung die Hälfte Obereteigen wOnien. Vom Jattfesßbersdiuss sind Jeweils die Befrage, die In die gesetdlchö Rttcklage einzustellen sind, und ßln Veriustvortreg vorab abzuziehen. If the Admlnistreäve Boarä approvas the annual finandat statemente. then tt may apptopriate the apnual profit för the year to öfter revende restfn/es In w^iofe or In pari The ̂ »proprlaflon öf more tf>an half of the annual pröflt for the year Is not ddmisslble, however, If fte other revenue reserves exceed half of the share capttal or Insofar äs ; they would exceed half of the share oapltal föltowlng such appropriatlon. Any amounts alloßated to the etatytory reserve and any accaurtUfated xleficjt brought iomarü from the prtor year have to bs deäücted from' Vhs annual pro» for the year in advanoe. §22 ©ewlnnvi&rwendung §22 Dlsposal of Corporato Protfta (1) Ob®- die Verwendung des Ktenzsiewtnns beschließt dte Hauptversanimlunfl. Dte Hau mtu" känn B"sfe<te o(;ler (1) The General Meeäng of Shareholdere shefl dedde upon fhä dlsposal of co rate rdtte. TTie General Meetin ^ffi^2iA.̂ P<". dlN»i|»OK^a*» 37

neben einer BarausschOttung auch SachausschQttur® beschUeßön. efne may resdva to make äistributtons (n Mnd, In place of or In addlüon tö ca^ dfsfrIbuUons, (ä) Soweit die Gesellschaft Genussschelne ausgegeben hat oder ausgrtien vrfrd und sich aus den jeweiligen Qenussrechtebe<<lngyngen ffir die tnhator der Genus»che|ne efp Aropruch auf AusschQttund aus dem Bilanzgewinn 'esrflibt, tet dor Aispruch der Aktionäre auf diesen Teil des BBanzgewInns aysgeschfossen. C2) Insofar äs the Company has Issued' partclpaäon certfflcates or does so In j future and If the rospecäve condltions of i üie partldpatlon certfflcates sUpylato (hat the Iwarers of fh6 parttdpaäon certfflcates are entWJed to <nsWt>u(ion of j dh/Idends from Sie net Irtcome, the ehareholders' entltlement to fhis part o/ the nef income shäll be exdude.d. (3) Nach Ablauf ehies Geschäftsjahres kann der (3) After explraäon tif a finandal year, the Verwattungscat unter BeacWiins der Vorgataen des §58 AktG auf den voraussichtlichen Bilanzgewinn eirten Abschlag an die Aktionäre zahlen. Admintstnaäve Board may, in accordanpe wläl the requlrements of Secäon69 6f the German Stoek CorporaäonAct. pay to the shareholders an histalment of üie expected balance sheet profits. S. Abtchnltt. SchlussbeBtrmmunoBö §23 Gründyngsaufwand Sectlon 8; Plnal Provlslons S 23 Exponaes for Formation t3ie Kosten der Gründung tragen die Grönder- Th$ founders shall bear the costs of fte fermatlon. l»48t2.3032-3!?30vl iA.»waanr)<tf»8« ig«^t>«K»l*n 38

§34 Sdvatorische Klausel §24 Swerabllity Clause SoUten eine oder mehrere Besflipmuagen cBesw If öne Ar several proylslons öf these aräcles of Satzuftg, ganz oder In Telten nlchüg oder assodatlohareorwlffbeconielnvalkllnwhole unwirksam sehi <x(w werden, so <Mrd dlei Gültigkeit Qf In part, the validtty of the remalolng pari» of; <ter8at2ung im Obffgen hiervon nicht berfflirt (hs artfdes of assodaäon remalns unaffeiäed.i §2S Sonstiges §26 Mtecellaneous BeJAbwelohung der englischen von derdeytechan Fassung dlesw Satzung ist elleln dfe deutsche Fassung ausschlaggebend. In the event of devlaäons of the Englfeh veftlon froni the Gennan verelon of fhese artldes of assoclatfon, the Gennan vereton shan prevall. WWSSS^Mrt^ ^ ,WBaiBn<B«»«in*a>aiw«»t. Ndw «ti<iiii»iiiimriTnn_-'T '— 39

Bescheinigung gemäß § 181 Abs. 1 AktG

Ich bescheinige hiermit, dass die geänderten Bestimmungen der Satzung der Spark Networks SE mit Sitz in München mit dem Protokoll der Hauptversammlung über die Satzungsänderung vom 11. August 2021 und die unveränderten Bestimmungen mit dem zuletzt dem Handelsregister eingereichten vollständigen Wortlaut der Satzung übereinstimmen.

Certificate pursuant to Section 181 para 1 Stock Corporation Act (AktG)

I hereby certify that the wording of the Articles of Association of Spark Networks SE with its registered office in Munich contains the provisions of the articles of association as amended by the resolution of the general meeting dated 11 August 2021 and the unchanged provisions of the articles of association correspond to the complete wording of the articles of association which have been filed with the commercial registry most recently.

Berlin, 17. August 2021 / 17 August 2021

L.S.

gez./sign. Dr. Friedemann Eberspächer
Notar / Notary